Exhibit 1.01

Flowserve Corporation

Conflict Minerals Report

For The Year Ended December 31, 2015

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products.

Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“Conflict Minerals”). These requirements apply to all registrants that have Conflict Minerals that are essential to the functionality or production of their products whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

1.	Company Overview

This report has been prepared by management of Flowserve Corporation (herein referred to as “the Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated under U.S. generally accepted accounting principles.

Flowserve is a world-leading manufacturer and aftermarket service provider of comprehensive flow control systems. We develop and manufacture precision-engineered flow control equipment integral to the movement, control and protection of the flow of materials in our customers’ critical processes. Our product portfolio of pumps, valves, seals, automation and aftermarket services supports global infrastructure industries, including oil and gas, chemical, power generation and water management, as well as general industries markets where our products and services add value. Our principal products are sold through three business segments:

•	Engineered Product Division for long lead-time, custom and other highly-engineered pumps and pump systems, mechanical seals, auxiliary systems and replacement parts and related services.

•	IPD for engineered and pre-configured industrial pumps and pump systems and related products and services; and

•	FCD for engineered and industrial valves, control valves, actuators and controls and related services.

Supply chain

We manufacture a wide range of products that contain Conflict Minerals, but we do not purchase ore or unrefined Conflict Minerals from mines and generally are many steps removed in the supply chain from the mining of these minerals. As a result, we rely on suppliers for various components and parts that contain Conflict Minerals that are utilized in the assembly of our products. Due to the size of our Company, the complexity of our products, and our location in the supply chain being many steps downstream from miners and smelters, we must rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in the components and parts supplied to us – including sources of Conflict Minerals that are supplied to them from their suppliers. Further, many of our suppliers are not SEC registrants subject to the reporting requirements of the Rule and as a result, have immature Conflict Minerals programs. As a result of this complexity, we conducted a survey of the suppliers that focused not only on those who represented the majority of our expenditures in 2015, but also focused on suppliers where the nature of the component, or the location of the supplier, indicated that those components had a higher probability to contain Conflict Minerals.

2.	Reasonable Country of Origin Inquiry:

Flowserve undertook the following measures to perform a country of origin inquiry on its Conflict Minerals:

•	Utilized a risk based approach, based on an examination of internal records such as bills of sale or product specifications to identify business segments which contracted to manufacture products reasonably believed to contain one or more Conflict Minerals and identified the relevant suppliers of the Conflict Minerals for these products;

•	Sent surveys (using the Conflict-Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template developed as a result of the Electronic Industry Citizenship Coalition(EICC)/Global e-Sustainability Initiative (GeSI)) to approximately 1,500 suppliers, requesting confirmation of the presence of Conflict Minerals in the materials or components they supplied to Flowserve, and information regarding the origin of those minerals;

•	Identified and placed additional emphasis on suppliers that are most significant to Flowserve’s Conflict Minerals program using criteria developed by the business, such as the amount of sourcing spend with the supplier and the likelihood of Conflict Minerals being supplied from the supplier;

•	Reviewed the responses received for indicators (e.g., untimely or incomplete responses as well as inconsistencies within the data reported in the template) that Conflict Minerals may be sourced from the Covered Countries and attempted to further engage these suppliers to perform additional due diligence, as needed; and

•	Continued to follow up with suppliers and continued to regularly communicate Flowserve’s expectations on responsible supply chains of Conflict Minerals by transmitting surveys and other communications and continually requesting compliance with requests for information and documentation from unresponsive suppliers.

The above efforts led to an improved response rate of 41%. As mentioned above, an additional metric of spend coverage is being utilized. The suppliers that responded captured over 45% of the relevant spend. As a result of the reasonable country of origin inquiry, we are unable to determine the origin of the Conflict Minerals in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we performed additional due diligence and are required under the Rule to submit to the SEC this Conflict Minerals Report (CMR).

Conflict Minerals Policy:

Flowserve culture is centered on ethics, integrity and trust. Our values drive how we treat each other, our customers, suppliers, partners and even our competitors. By combining uncompromising character, transparent business behavior, mutual respect, and world-class products and services, we seek to build an enduring culture that creates satisfied customers, engaged employees and sustainable, profitable growth. As a result, our ethical business culture supports global efforts to assist in the eradication of Human Rights abuses in the Democratic Republic of Congo (DRC) and adjoining countries, where the mining of certain minerals has partially financed the long standing conflict in this region.

Flowserve supports the objectives and intent of this Conflict Minerals legislation. Additionally, we are committed to working toward a conflict free supply chain by implementing a management program integrated with our policies and processes to align our worldwide suppliers with this policy. Our Conflict Minerals program will be addressed in our Supplier Code of Business Conduct, our Terms and Conditions with suppliers, and our Purchase Order requirements.

For additional information about our commitment to responsible sourcing and for our full Conflict Minerals policy, please visit our website at: http://www.flowserve.com/About-Flowserve/Corporate-Information/Conflict-Minerals-Policy

3.	Due Diligence Process

3.1. Design of Due Diligence Framework

Our due diligence measures have been designed to conform, with the framework in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second edition, 2013) (OECD Guidance) and the related Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold.

3.2.	Due Diligence Performed

3.2.1. Establish Strong Company Management Systems

As described above, Flowserve has adopted a company policy which is posted on our website. Additionally, as part of our management system for Conflict Minerals, Flowserve has established a cross functional internal task force. A senior Flowserve executive, supported by a senior Flowserve lawyer, has oversight responsibility for Flowserve’s Conflict Minerals task force. This task force is led by a program manager dedicated to implementing the Conflict Minerals management systems and communicating them throughout the organization and our business segments. The team is comprised of subject matter experts from relevant functional areas such as supply chain, engineering, communications, legal and business integrity and compliance. Senior management and the Board of Directors are briefed about our management systems and due diligence efforts on a regular basis.

3.2.2. Identify and Asses Risks in Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives to leverage information and common process. Further, as discussed above, we conducted a survey of all of our suppliers, identified and performed additional diligence on suppliers that supply products that may contain Conflict Minerals and continued to contact unresponsive suppliers.

3.2.3. Design and Implement a Strategy to Respond to Risks

With respect to those products we manufacture or cause to be manufactured, Flowserve seeks to implement the following steps to mitigate the risk that necessary Conflict Minerals benefit armed groups:

•	Seek, where practicable, alternative suppliers that responsibly source necessary Conflict Minerals, which may include sources within the DRC that do not benefit armed groups;

•	Engage with our suppliers to encourage their sourcing from conflict-free sources and identify and action suppliers that do not;

•	When smelters are identified through our Tier 1 suppliers survey, request from our supplier they solicit participation in a program to obtain a “conflict free” designation from the smelters they utilize;

•	Attempt to negotiate clauses in future supplier contracts requiring suppliers to adhere to rules and regulations relating to the use of Conflict Minerals; and

•	Provide progress reports to our senior management and Board of Directors.

3.2.4. Carry out Independent Third Party Audit of Supply Chain Due Diligence

Flowserve does not have a direct relationship with smelters and refiners, nor do we perform direct audits of these entities that potentially provide our supply chain with Conflict Minerals. However, we do rely upon industry efforts to influence smelters and refineries to get audited and certified through CFSI’s program.

3.2.5. Report on Supply Chain Due Diligence

In addition to this report, see our website at http://www.flowserve.com/About-Flowserve/Corporate-Information/Conflict-Minerals-Policy for our full Conflict Minerals policy.

4.	Due Diligence Results

Survey Responses

Responses included the names of 1,361 entities listed by our suppliers as smelters or refiners, based on our due diligence to-date and information available from public sources, the Company believes that only 930 of the entities identified by our suppliers are engaged in smelting and/or refining activities. Approximately 23% (or 216) of the 930 entities were identified as certified Conflict-Free using the CFSI Reporting Template Revisions 4.01a & b. We compared the names of smelters or refiners to the CFSI list of smelters and where a supplier indicated that the facility was certified as Conflict-Free, we ensured that the name was listed by CFSI. The final comparison was done utilizing the certified smelter listings from May 2, 2016. To date, the

Company believes that 316 of the 930 entities identified by our suppliers (see Appendix A), may be relevant smelters and/or refiners in Flowserve’s supply chain, although at this time, we are unable to confirm whether they are in fact relevant entities. Flowserve will continue to undertake due diligence, in order to further refine the list of relevant entities actually involved in the Company’s supply chain.

The large majority of our suppliers provided data at the company or divisional level, as described above, and, as such, we were unable to specify the smelters or refiners used for components supplied to Flowserve. We are therefore unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to determine mine or location of origin

Through our participation in CFSI, the OECD implementation programs, and requesting our suppliers to complete the template, we have determined that seeking information from our suppliers and their diligence with their sub-suppliers about Conflict Minerals smelters and refiners in our supply chain represents the most reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our supply chain.

Smelters or Refiners

To date, Flowserve has received very limited information regarding smelters and/or refiners involved in the Company’s supply chain, as well as the origin of any materials they may potentially produce for Flowserve’s suppliers. The majority of our suppliers were unable to represent and/or confirm to us that Conflict Minerals from entities that are smelters and refiners had actually been included in components such suppliers supplied to Flowserve. Again, this reality is principally due to the fact that our suppliers, provided data at a company or divisional level, and, not specific to the products such suppliers produce for Flowserve.

Appendix A, as attached, contains a list of smelters and refiners that Flowserve suppliers identified as being present in their supply chains that we believe may have processed 3TG contained in materials supplied to the Company. While our suppliers have provided names of additional entities to those listed in Appendix A, our review process remains ongoing related to the determination of whether they are smelters or refiners for conflict minerals relevant to our products.

We are uncertain of the Conflict Mineral status of the products that we manufacture that are subject to the reporting obligations of Rule 13p-1, because we have been unable to determine the origin of the Conflict Minerals they contain or to determine whether they come from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. This said, however, Flowserve will continue due diligence efforts going forward.

5.	Due Diligence Improvement Steps

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary Conflict Minerals in our products could benefit armed groups in the DRC or adjoining countries:

a.	Continue requesting and implementing a Conflict Minerals flow-down clause in new or renewed supplier long term agreements.

b.	Continue to engage with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.

c.	Intensify the identification of and communication with Flowserve’s second-tier smelters and refiners – i.e., smelters and refiners that sell Conflict Minerals directly to Flowserve’s first-tier suppliers and push to increase the number of smelters and refiners that participate in CFSP.

d.	Spread best practices learned during execution of due diligence process in 2014 and 2015 across Flowserve business units.

e.	Engage suppliers found to be supplying us with Conflict Minerals from sources that support conflict in the DRC or any adjoining country and seek to establish an alternative source of Conflict Minerals that does not support such conflict.

f.	Continue to work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

APPENDIX A

Metal	Smelter ID	Name	Country
Gold	CID001754	Accurate Refining Group	UNITED STATES

Gold	CID000015	Advanced Chemical Company	UNITED STATES

Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	CID000077	Argor-Heraeus SA	SWITZERLAND

Gold	CID000082	Asahi Pretec Corporation	JAPAN

Gold	CID000924	Asahi Refining Canada Limited	CANADA

Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES

Gold	CID000090	Asaka Riken Co Ltd	JAPAN

Gold	CID000113	Aurubis AG	GERMANY

Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	CID000157	Boliden AB	SWEDEN

Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY

Gold	CID000180	Caridad	MEXICO

Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	CID000189	Cendres + Métaux SA	SWITZERLAND

Gold	CID000233	Chimet S.p.A.	ITALY

Gold	CID000264	Chugai Mining	JAPAN

Gold	CID000328	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF

Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	CID000359	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	CID000362	Doduco	GERMANY

Gold	CID000401	Dowa	JAPAN

Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN

Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	CID002355	Faggi Enrico S.p.A.	ITALY

Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	CID000493	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Gold	CID002459	Geib Refining Corp.	UNITED STATES

Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	CID002312	Guangdong Jinding Gold Limited	CHINA

Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	CID000694	Heimerle + Meule GmbH	GERMANY

Gold	CID002224	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co.Ltd.	CHINA

Gold	CID000707	Heraeus Ltd. Hong Kong	CHINA

Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	CID000778	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF

Metal	Smelter ID	Name	Country
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	CID000814	Istanbul Gold Refinery	TURKEY

Gold	CID000823	Japan Mint	JAPAN

Gold	CID000855	Jiangxi Copper Company Limited	CHINA

Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	CID000957	Kazzinc Ltd	KAZAKHSTAN

Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES

Gold	CID002511	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	CID000981	Kojima Chemicals Co., Ltd	JAPAN

Gold	CID000988	Korea Metal Co. Ltd	KOREA, REPUBLIC OF

Gold	CID002605	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF

Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	CID001032	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	CID001056	Lingbao Gold Company Limited	CHINA

Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA

Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	CID001113	Materion	UNITED STATES

Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	CID001149	Metalor Technologies (Hong Kong) Ltd	HONG KONG

Gold	CID001152	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE

Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	CID001153	Metalor Technologies SA	SWITZERLAND

Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES

Gold	CID001161	Met-Mex Peñoles, S.A.	MEXICO

Gold	CID001188	Mitsubishi Materials Corporation	JAPAN

Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	CID002509	MMTC-PAMP India Pvt. Ltd	INDIA

Gold	CID002282	Morris and Watson	NEW ZEALAND

Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY

Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	CID001259	Nihon Material Co. LTD	JAPAN

Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	CID001322	Ohio Precious Metals, LLC	UNITED STATES

Gold	CID001325	Ohura Precious Metal Industry Co., Ltd	JAPAN

Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	CID001352	PAMP SA	SWITZERLAND

Gold	CID001362	Penglai Penggang Gold Industry Co Ltd	CHINA

Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA

Metal	Smelter ID	Name	Country
Gold	CID001498	PX Précinox SA	SWITZERLAND

Gold	CID001512	Rand Refinery (Pty) Ltd	SOUTH AFRICA

Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS

Gold	CID002510	Republic Metals Corporation	UNITED STATES

Gold	CID001534	Royal Canadian Mint	CANADA

Gold	CID002761	SAAMP	FRANCE

Gold	CID001546	Sabin Metal Corp.	UNITED STATES

Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	CID001562	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY

Gold	CID001573	Schone Edelmetaal	NETHERLANDS

Gold	CID001585	SEMPSA Joyería Platería SA	SPAIN

Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	CHINA

Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA

Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd	CHINA

Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN

Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN

Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	CID002580	T.C.A S.p.A	ITALY

Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	CID001916	The Refinery of Shandong Gold Mining Co. Ltd	CHINA

Gold	CID001938	Tokuriki Honten Co., Ltd	JAPAN

Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	CID002587	Tony Goetz NV	BELGIUM

Gold	CID001955	Torecom	KOREA, REPUBLIC OF

Gold	CID001977	Umicore Brasil Ltda	BRAZIL

Gold	CID002314	Umicore Precious Metals Thailand	THAILAND

Gold	CID001980	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES

Gold	CID002003	Valcambi SA	SWITZERLAND

Gold	CID002030	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY

Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	CID002129	Yokohama Metal Co Ltd	JAPAN

Gold	CID000197	Yunnan Copper Industry Co Ltd	CHINA

Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	CID002504	D Block Metals, LLC	UNITED STATES

Tantalum	CID000410	Duoluoshan	CHINA

Tantalum	CID002590	E.S.R. Electronics	UNITED STATES

Tantalum	CID000456	Exotech Inc.	UNITED STATES

Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA

Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA

Metal	Smelter ID	Name	Country
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN

Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND

Tantalum	CID002545	H.C. Starck GmbH Goslar	GERMANY

Tantalum	CID002546	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES

Tantalum	CID002549	H.C. Starck Ltd.	JAPAN

Tantalum	CID002550	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	UNITED STATES

Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	CID002539	KEMET Blue Metals	MEXICO

Tantalum	CID002568	KEMET Blue Powder	UNITED STATES

Tantalum	CID000973	King-Tan Tantalum Industry Ltd	CHINA

Tantalum	CID001076	LSM Brasil S.A.	BRAZIL

Tantalum	CID001163	Metallurgical Products India (Pvt.) Ltd.	INDIA

Tantalum	CID001175	Mineração Taboca S.A.	BRAZIL

Tantalum	CID001192	Mitsui Mining & Smelting	JAPAN

Tantalum	CID001200	Molycorp Silmet A.S.	ESTONIA

Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	CID002507	Phoenix Metal Ltd	RWANDA

Tantalum	CID002540	Plansee SE Liezen	AUSTRIA

Tantalum	CID002556	Plansee SE Reutte	AUSTRIA

Tantalum	CID001508	QuantumClean	UNITED STATES

Tantalum	CID002707	Resind Indústria e Comércio Ltda	BRAZIL

Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd	CHINA

Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	CID001869	Taki Chemicals	JAPAN

Tantalum	CID001891	Telex	UNITED STATES

Tantalum	CID002571	Tranzact, Inc.	UNITED STATES

Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd	CHINA

Tantalum	CID002232	Zhuzhou Cement Carbide	CHINA

Tin	CID000292	Alpha	UNITED STATES

Tin	CID002825	An Thai Minerals Company Limited	VIET NAM

Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA

Tin	CID000244	China Rare Metal Materials Company	CHINA

Tin	CID001070	China Tin Group Co., Ltd.	CHINA

Metal	Smelter ID	Name	Country
Tin	CID000278	CNMC (Guangxi) PGMA Co. Ltd.	CHINA

Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CID002570	CV Ayi Jaya	INDONESIA

Tin	CID002592	CV Dua Sekawan	INDONESIA

Tin	CID000306	CV Gita Pesona	INDONESIA

Tin	CID000313	CV Serumpun Sebalai	INDONESIA

Tin	CID002593	CV Tiga Sekawan	INDONESIA

Tin	CID000315	CV United Smelting	INDONESIA

Tin	CID002455	CV Venus Inti Perkasa	INDONESIA

Tin	CID000402	Dowa	JAPAN

Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	CID002774	Elmet S.L.U. (Metallo Group)	SPAIN

Tin	CID000438	EM Vinto	BOLIVIA

Tin	CID000448	Estanho de Rondônia S.A.	BRAZIL

Tin	CID000466	Feinhütte Halsbrücke GmbH	GERMANY

Tin	CID000468	Fenix Metals Sp.	POLAND

Tin	CID002848	Gejiu Fengming Metalurgy Chemical Plant	CHINA

Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA

Tin	CID001908	Gejiu YunXin Colored Electrolysis Ltd	CHINA

Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	CID000760	Huichang Jinshunda Tin Co. Ltd	CHINA

Tin	CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA

Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	CID002500	Melt Metais e Ligas S/A	BRAZIL

Tin	CID001142	Metallic Resources Inc	UNITED STATES

Tin	CID002773	Metallo-Chimique N.V.	BELGIUM

Tin	CID001173	Mineração Taboca S.A.	BRAZIL

Tin	CID001182	Minsur	PERU

Tin	CID001191	Mitsubishi Materials Corporation	JAPAN

Tin	CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Tin	CID002573	Nghe Tinh Non-Ferrous Metal	VIET NAM

Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	CID001337	OMSA	BOLIVIA

Tin	CID002507	Phoenix Metal Ltd.	RWANDA

Tin	CID001393	PT Alam Lestari Kencana	INDONESIA

Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA

Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA

Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	CID001402	PT Babel Inti Perkasa	INDONESIA

Tin	CID001409	PT Bangka Kudai Tin	INDONESIA

Tin	CID002776	PT Bangka Prima Tin	INDONESIA

Metal	Smelter ID	Name	Country
Tin	CID001416	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	CID001419	PT Bangka Tin Industry	INDONESIA

Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA

Tin	CID001424	PT BilliTin Makmur Lestari	INDONESIA

Tin	CID001428	PT Bukit Timah	INDONESIA

Tin	CID002696	PT Cipta Persada Mulia	INDONESIA

Tin	CID001434	PT DS Jaya Abadi	INDONESIA

Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA

Tin	CID001442	PT Fang Di MulTindo	INDONESIA

Tin	CID002530	PT Inti Stania Prima	INDONESIA

Tin	CID000307	PT Justindo	INDONESIA

Tin	CID001448	PT Karimun Mining	INDONESIA

Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA

Tin	CID001453	PT Mitra Stania Prima	INDONESIA

Tin	CID001457	PT Panca Mega Persada	INDONESIA

Tin	CID001486	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	CID001458	PT Prima Timah Utama	INDONESIA

Tin	CID001460	PT Refined Bangka Tin	INDONESIA

Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA

Tin	CID001466	PT Seirama Tin investment	INDONESIA

Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA

Tin	CID002816	PT Sukses Inti Makmur	INDONESIA

Tin	CID001471	PT Sumber Jaya Indah	INDONESIA

Tin	CID001477	PT Tambang Timah	INDONESIA

Tin	CID001482	PT Timah (Persero), Tbk	INDONESIA

Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA

Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA

Tin	CID001493	PT Tommy Utama	INDONESIA

Tin	CID002479	PT Wahana Perkit Jaya	INDONESIA

Tin	CID002706	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	CID001539	Rui Da Hung	TAIWAN

Tin	CID001758	Soft Metais Ltda.	BRAZIL

Tin	CID001898	Thaisarco	THAILAND

Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM

Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	CID002180	Yunnan Tin Company, Ltd.	CHINA

Tungsten	CID000004	A.L.M.T. Corp.	JAPAN

Tungsten	CID002833	ACL Metais Eireli	BRAZIL

Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Metal	Smelter ID	Name	Country
Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	CID000568	Global Tungsten & Powders Corp	UNITED STATES

Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	CID002541	H.C. Starck GmbH	GERMANY

Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA

Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	CID000825	Japan New Metals Co Ltd	JAPAN

Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	CID000966	Kennametal Fallon	UNITED STATES

Tungsten	CID000105	Kennametal Huntsville	UNITED STATES

Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	CID002845	Moliren Ltd	RUSSIAN FEDERATION

Tungsten	CID002589	Niagara Refining LLC	UNITED STATES

Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	CID002827	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES

Tungsten	CID002532	Pobedit, JSC	RUSSIAN FEDERATION

Tungsten	CID002538	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM

Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	CID001889	Tejing (Vietnam) Tungstan Co., Ltd	VIET NAM

Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM

Tungsten	CID002044	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	CID002082	Xiamen Tungsten Co., Ltd	CHINA

Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA